SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2013

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 25, 2013, Community Bank Shares of Indiana, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that its wholly owned subsidiary, Your Community Bank (the “Bank”), had entered into a purchase and assumption agreement on April 19, 2013 (the “Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”), as receiver, pursuant to which the Bank acquired certain assets and assumed all the deposits and certain liabilities of First Federal Bank (“First Federal”) headquartered in in Lexington, Kentucky. The final carrying values of acquired loans and the final list of the assets acquired and liabilities assumed remains subject to finalization and revision by the FDIC and the Bank.

This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in Items 2.01 and 9.01 of the Original Report. Except as otherwise provided herein, the other disclosures made in the Original Report remain unchanged. All financial and other numeric measures of First Federal as described below were based upon financial information as of April 19, 2013, and may be subject to change.

Statements made in this Amendment, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning its financial condition, operating results, cash flows, liquidity and capital resources. A discussion of risks, uncertainties and other factors that could cause actual results to differ materially from management’s expectations is set forth under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSTION OF ASSETS

The following discussion of assets acquired and liabilities assumed are presented at estimated fair value on the date of the Agreement. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 to the Statement of Assets Acquired and Liabilities Assumed, dated as of April 19, 2013, and the accompanying notes thereto, which is attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Audited Statement”). These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and the purchase price. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date. The disclosure set forth in this Item 2.01 reflects the status of these items to the best of management’s knowledge as of July 2, 2013.

Under the terms of the Agreement, effective as of April 19, 2013, the Bank acquired assets and assumed liabilities as presented in the following table:

	Contractual Amount	Fair Value Adjustments	Fair Value
	(In thousands)
ASSETS ACQUIRED
Cash and due from financial institutions	$4,800	-	$4,800
Interest-bearing deposits in other financial institutions	4,094	(5)	4,089
Investment securities	1,034	(2)	1,032
Loans	67,781	(4,186)	63,595
Federal Home Loan Bank stock	4,024	-	4,024
Accrued interest receivable	192	-	192
FDIC settlement receivable	14,913	-	14,913
Discount from FDIC	(5,850)	5,850	-
Core deposit intangible	-	668	668
Foreclosed assets	174	-	174
Other assets	133	-	133
Total assets acquired	$91,295	$2,325	$93,620

LIABILITIES ASSUMED AND STOCKHOLDERS’ EQUITY
Deposits	$87,025	-	$87,025
Federal Home Loan Bank advances	4,221	223	4,444
Deferred income taxes	-	639	639
Accrued interest payable	31	-	31
Other liabilities	18	223	241
Total liabilities assumed	91,295	1,085	92,380

Shareholders’ Equity
Bargain purchase gain, net of taxes	-	1,240	1,240
Total Liabilities Assumed and Stockholders’ Equity	$91,295	$2,325	$93,620

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Discussion

As set forth in Item 2.01 above, on April 19, 2013, the Bank acquired certain assets and assumed all of the deposits and certain liabilities of First Federal pursuant to the Purchase and Assumption Agreement with the FDIC. A narrative description of the anticipated effects of the First Federal acquisition on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Company, which were filed with the Commission on Form 10-K on April 1, 2013, Form 10-Q on May 15, 2013, and the Audited Statement, which is attached hereto as Exhibit 99.1.

The Company has determined that the acquisition of the net assets of First Federal constitutes a business acquisition as defined by the Business Combinations topic of the FASB ASC. Accordingly, the assets acquired and liabilities assumed as of April 19, 2013, are presented at their fair values in the table below as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The amount the Company realizes on these assets could differ materially from the carrying value reflected in the attached Audited Statement primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods. The acquisition was completed without a loss sharing agreement. Additionally, the Bank and the FDIC are engaged in ongoing discussions that may impact the purchase price and which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price.

The First Federal acquisition increased the Bank’s total assets and total deposits, which are expected to positively affect the Bank’s operating results, as the Bank earns more from interest earned on its loans and investments than it pays in interest on deposits and other borrowings. The ability of the Bank to successfully collect interest and principal on loans acquired will also impact the Bank’s cash flows and operating results.

First Federal’s 5 branches initially re-opened as branches of the Bank, however, the Bank has elected to close two of the branches and has notified customers and the applicable regulatory agencies of its plans.

The Company expects to incur acquisition and integration costs of approximately $800,000 to $1.3 million related to this transaction with approximately $950,000 expected incurred during the quarter ended June 30, 2013. Included in this amount are $32,000 of retention bonuses, $70,000 of professional fees, and $800,000 of expenses associated with converting First Federal’s data to Your Community Bank’s system. Management believes that subsequent to the branch closures and the systems conversion scheduled for August 2013, the Bank will achieve an 75% reduction in operating expenses associated with First Federal.

Financial Condition

In the First Federal acquisition, the Bank purchased $67.8 million in loans with a fair value of $63.6 million. This amount represents approximately 13.5% of the Company’s total loans (net of the allowance for loan losses) at March 31, 2013. Other real estate acquired was $174,000 at fair value.

The Bank acquired $4.8 million in cash and cash equivalents, $4.1 million of interest-bearing deposits in other financial institutions, and $1.0 million in securities at fair value. Subsequent to closing, the securities have been sold and while the outstanding FHLB advances have been repaid.

The following table presents information with respect to the carrying value of certain earning assets acquired, as well as their principal amount and average effective yield and term, and the amounts of acquired loans with credit-related impairment that are accounted for in accordance with the provisions of the FASB Codification Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality, formerly SOP 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer.

	Schedule of Earnings Assets Acquired
	April 19, 2013
	Contractual Amount	Fair Value	Average Months to Maturity		Effective Interest Rate
	(In thousands)
Earning Assets
Interest-bearing deposits in other financial institutions	$4,094	$4,089	N/A		1.07%

Investment securities	1,034	1,032	N/A	(1)	N/A (1)

Non-impaired loans:
Commercial	2,460	2,411	56		6.06%
Construction	305	278	378		5.24%
Commercial real estate:	9,187	9,255	221		5.28%
Residential real estate	37,839	37,368	427		4.71%
Consumer	49	48	43		8.79%
Total non-impaired loans	49,840	49,360	402		4.83%

Impaired loans (ASC 310-30):
Commercial	425	372	28		14.63%
Construction	125	100	369		5.95%
Commercial real estate:	6,497	4,911	22		15.09%
Residential real estate	10,894	8,852	469		6.76%
Consumer	-	-	-		-
Total Impaired loans	17,941	14,235	382		7.05%

Total loans	67,781	63,595	399		5.47%

Total earning assets	$72,909	$68,716

(1)	Investment security was sold subsequent to acquisition at a loss of $2,000

The following table reflects the contractual maturities of the acquired loans, gross of their fair value adjustment:

	Commercial	Construction	Commercial Real Estate	Residential Real Estate	Consumer	Total
	(In thousands)
Contractual Maturities:

One year or less	$1,411	$150	$4,134	$6,055	$15	$11,765
One to five years	1,426	106	7,328	4,922	34	13,816
Over five years	48	174	4,222	37,756	-	42,200
Total	$2,885	$430	$15,684	$48,733	$49	$67,781

Rate Sensitivity:

Fixed	$1,838	$90	$10,002	$20,575	$49	$32,554
Variable	1,047	340	5,682	28,158	-	35,227
Total	$2,885	$430	$15,684	$48,733	$49	$67,781

In the First Federal acquisition, the Bank assumed $87.0 million in deposits at estimated fair value. This amount represents an increase of approximately 14.0% to the Company’s total deposits of $622.5 million at March 31, 2013. Demand and savings deposit accounts make up $36.0 million of these assumed deposits. The Bank also assumed $4.4 million in FHLB advances at estimated fair value.

In its assumption of the deposit liabilities, the Bank believed that the customer relationships associated with these deposits have intangible value. The Bank applied ASC Topic 805, which prescribes the accounting for intangible assets such as core deposit intangibles, in a business combination. The Bank determined the estimated fair value of the core deposit intangible asset totaled $668,000, which will be amortized utilizing an accelerated amortization method over an estimated economic life of six years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations. Since amortization in a noncash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, this core deposit intangible asset is disallowed and is a reduction to equity capital. The Company expects that disallowing this intangible asset will not materially adversely affect the Company’s or the Bank’s regulatory capital ratios.

The core deposit intangible asset is subject to significant estimates by management of the Company related to the value and the life of the asset. These estimates could change over time. The Company will review the valuation of this asset periodically to ensure that no material impairment has occurred. If any impairment is subsequently determined, the Bank will record the impairment as an expense in its consolidated statement of operations.

Operating Results and Cash Flows

The Company’s management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This acquisition was attractive to the Bank for a variety of reasons, including the:

•	attractiveness in the pricing of the acquired loan portfolios;

•	opportunity to enter the Lexington, Kentucky market ; and

•	opportunities to enhance income and improve efficiency.

The Company expects that the acquisition will positively affect its operating results in the second quarter of 2013 due to the bargain purchase gain recorded. Third quarter results will be negatively impacted as the Company incurs costs associated with converting First Federal’s core system to the Bank’s and other expenditures. The Company believes that the transaction will improve net interest income as it earns more interest on its loans and investments than it pays in interest on deposits and borrowings.

Liquidity and Capital Resources

The Bank believes that its liquidity position was not changed significantly as a result of this transaction. The Bank acquired $4.8 million in cash and cash equivalents, $4.1 million in interest-bearing deposits in other financial institutions, as well as $1.0 million of investment securities. The investment security was sold subsequent to the acquisition.

Deposits in the amount of $87.0 million were also assumed. Of this amount, $36.0 million were in the form of highly liquid transaction accounts while certificates of deposit comprised $51.0 million of total deposits.

As permitted by the FDIC, the Bank had the option to re-price the acquired deposit portfolios to current market rates within seven days of the acquisition date. In addition, depositors had the option to withdraw funds without penalty. The Bank chose to re-price the deposits assumed in the transaction to the Bank’s current offering rates for the same accounts. This re-pricing triggered deposit run-off in-line with management’s expectations. Through July 2, 2013, deposits at First Federal had decreased by approximately $35.8 million due primarily to redemption of certificates of deposit without penalty.

The Bank assumed $4.4 million in FHLB advances, at fair value, which were re-paid in April 2013.

A core deposit intangible of $668,000 was recorded in conjunction with the First Federal acquisition. Such intangibles are excluded from regulatory capital as calculated under regulatory accounting practices. This exclusion generally results in a reduction to the Company’s regulatory capital. The Bank remains “well-capitalized” under the regulatory framework after taking into consideration the results of the First Federal acquisition.

Financial Statements

Attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01(a) is the Audited Statement and the accompanying notes thereto.

Report of Independent Registered Public Accounting Firm
Statement of Assets Acquired and Liabilities Assumed at April 19, 2013
Notes to Statement of Assets Acquired and Liabilities Assumed

The Company has omitted certain financial information of First Federal required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief granted by the Commission in accordance with the guidance provided in SAB 1:K. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X and the related pro forma financial information required under Article 11 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Company engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available.

(b) Pro forma financial information

The Company has omitted certain financial information of First Federal required by Rule 3-05 of Regulation S-X and the related pro forma financial information under Article 11 of Regulation S-X in accordance with a request for relief granted by the Commission in accordance with the guidance provided in SAB 1:K. SAB 1:K provides relief from the requirements of Rule 3-05 of Regulation S-X and the related pro forma financial information required under Article 11 of Regulation S-X under certain circumstances, including a transaction such as the one set forth in the Agreement, in which the Company engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Assumption Agreement — Whole Bank; All Deposits, among Federal Deposit Insurance Corporation, receiver of First Federal Bank, Lexington, Kentucky, the Federal Deposit Insurance Corporation and Your Community Bank, dated as of April 19, 2013 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 25, 2013)

23.1	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm Statement of Assets Acquired and Liabilities Assumed at April 19, 2013;

Notes to Statement of Assets Acquired and Liabilities Assumed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: July 3, 2013	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Assumption Agreement — Whole Bank; All Deposits, among Federal Deposit Insurance Corporation, receiver of First Federal Bank, Lexington, Kentucky, the Federal Deposit Insurance Corporation and Your Community Bank, dated as of April 19, 2013 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 25, 2013)

23.1	Consent of Crowe Horwath LLP, Independent Registered Public Accounting Firm

99.1	Report of Independent Registered Public Accounting Firm Statement of Assets Acquired and Liabilities Assumed at April 19, 2013;

Notes to Statement of Assets Acquired and Liabilities Assumed